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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of Earliest Event Reported) - December 29, 2000


                                 ---------------


                              SPECTRIAN CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                     0-24360               77-0023003
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)

                350 West Java Drive                               94089
               Sunnyvale, California                           (Zip Code)
     (Address of principal executive offices)


                                 (408) 745-5400
              (Registrant's telephone number, including area code)


                                 ---------------

                                      [N/A]
             (Former name or address, if changed since last report)


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


Item 2. Acquisition or Disposition of Assets.

         On December 29, 2000, Spectrian Corporation (the "Company") completed the sale of substantially all of the assets and liabilities comprising the Company's UltraRF division (the "Business") pursuant to the Asset Purchase Agreement dated as of November 20, 2000 among Cree, Inc. ("Cree"), Zoltar Acquisition, Inc. ("Zoltar") and the Company, attached hereto as Exhibit 2.1.

         The Asset Purchase Agreement provides for the sale by the Company of certain assets and liabilities of the Business. The assets sold and liabilities assumed include business inventories, equipment and tangible property, intangible assets, contract rights, records, supplies, rights associated with prepaid expenses, certain rights against third parties, certain software and certain trade accounts receivable, obligations and liabilities under certain contracts, warranty obligations and tax obligations and liabilities relating to the Business.

         The aggregate purchase price paid by Cree under the Asset Purchase Agreement consists of stock consideration of 2,656,917 shares of Cree common stock.

         Cree  and  its  wholly-owned  subsidiary,   Zoltar,  have  no  material
relationship with the Company or, to the knowledge of the Company, with any of its affiliates, directors, officers or their associates.

         Attached as an Exhibit is a copy of the press release of January 2, 2001, announcing the close of the transaction.

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of business acquired.

             Not applicable.

         (b) Pro Forma Financial information.


The following unaudited pro forma condensed consolidated balance sheet assumes that the sale of the UltraRF division occurred on October 1, 2000. The following unaudited pro forma condensed consolidated statement of operations for the period ended October 1, 2000 and the following unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2000 respectively, assumes that the sale occurred on April 1, 1999.

The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred had the sale been effected for the periods indicated nor is it indicative of the future operating results or financial position of the Company.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K.

Spectrian Corporation

Pro Forma Condensed Consolidated Balance Sheet as at October 1, 2000

(in thousands, except share data) (unaudited)
--------------------------------------------------------------------------------

                                                                                      Pro Forma    Pro Forma
                                                                        As reported  Adjustments    Amounts
                                                                         ---------    ---------    ---------
Assets
Current assets:
    Cash and cash equivalents                                            $  16,011    $    --      $  16,011
    Short-term investments                                   (Note 2a)      28,211       87,713      115,924
    Restricted short-term investments                        (Note 2a)        --          6,790        6,790
    Accounts receivable                                      (Note 2b)      23,998         (277)      23,721
    Inventories                                              (Note 2b)      28,059       (6,363)      21,696
    Prepaid expenses and other current assets                (Note 2b)       8,154         (233)       7,921
    Deferred tax asset                                       (Note 4)         --          5,000        5,000
                                                                         ---------    ---------    ---------
        Total current assets                                               104,433       92,630      197,063

Property and equipment, net                                  (Note 2b)      18,465       (7,302)      11,163
Other assets                                                                 1,268         --          1,268
                                                                         ---------    ---------    ---------

        Total assets                                                     $ 124,166    $  85,328    $ 209,494
                                                                         ---------    ---------    ---------

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                         (Note 2b)   $  17,222    $  (1,342)   $  15,880
    Accrued liabilities                                      (Note 2b)      11,373       12,102       23,475
    Current portion of debt and capital lease obligations    (Note 2b)       1,227          (60)       1,167
    Deferred gain on sale of UltraRF                         (Note 2b)        --         58,000       58,000
    Income taxes payable                                     (Note 4)         --          5,000        5,000
                                                                         ---------    ---------    ---------
        Total current liabilities                                           29,822       73,700      103,522

Debt and capital lease obligations, net of current
    portion                                                  (Note 2b)         573          (73)         500
                                                                         ---------    ---------    ---------
                                                                            30,395       73,627      104,022
                                                                         ---------    ---------    ---------

Stockholders' equity:
    Preferred stock, $0.001 par value, 5,000,000 shares
      authorized; non issued and outstanding respectively                     --           --           --
    Common stock, $0.001 par value, 20,000,000 shares
      authorized; 12,006,843 and 11,859,507 shares issued,
      respectively; 11,006,843 and 10,859,507 shares
      outstanding, respectively                                                 12         --             12
    Additional paid-in capital                               (Note 4)      161,379         --        161,379
    Treasury stock, 1,000,000 shares of common stock
      held                                                                 (14,789)        --        (14,789)
    Deferred compensation expense                                              (84)        --            (84)
    Accumulated other comprehensive loss                                      (281)        --           (281)
    Accumulated deficit                                      (Note 2b)     (52,466)      11,701      (40,765)
                                                                         ---------    ---------    ---------
        Total stockholders equity                                           93,771       11,701      105,472
                                                                         ---------    ---------    ---------

           Total liabilities and stockholders' equity                    $ 124,166    $  85,328    $ 209,494
                                                                         ---------    ---------    ---------

         The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Spectrian Corporation

Pro Forma  Condensed  Consolidated  Statement of Operations
For the Six Months Ended October 1, 2000
(in thousands, except per share data) (unaudited)
--------------------------------------------------------------------------------

                                                                      Pro Forma  Pro Forma
                                                        As reported  Adjustments  Amounts
                                                          --------    --------    --------
Net Revenues                                  (Note 3b)   $ 84,106    $   (652)   $ 83,454

Costs and expenses:
    Cost of revenues                          (Note 3a)     69,982       4,268      74,250
    Research and development                  (Note 3b)     10,942      (2,411)      8,531
    Selling, general and administrative       (Note 3b)     11,866      (1,475)     10,391
                                                          --------    --------    --------
        Total cost and expenses                             92,790         382      93,172
                                                          --------    --------    --------

Operating loss                                              (8,684)     (1,034)     (9,718)

Interest income                                              1,120        --         1,120
Interest expense                                               (89)         (9)        (80)
                                                          --------    --------    --------

Loss before income taxes                                    (7,653)     (1,025)     (8,678)
Income taxes                                                   (12)       --           (12)
                                                          --------    --------    --------

Net loss                                                  $ (7,665)   $ (1,025)   $ (8,690)
                                                          --------    --------    --------

Net loss per share:
    Basic                                                 $  (0.70)   $   --      $  (0.79)
    Diluted                                               $  (0.70)   $   --      $  (0.79)

Shares used in computing per share amounts:
    Basic                                                   10,945        --        10,945
    Diluted                                                 10,945        --        10,945



         The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Spectrian Corporation

Pro Forma  Condensed  Consolidated  Statement of  Operations
For the Year Ended March 31, 2000
(in thousands, except per share data) (unaudited)
--------------------------------------------------------------------------------

                                                                        Pro Forma    Pro Forma
                                                          As reported  Adjustments    Amounts
                                                           ---------    ---------    ---------
Net Revenues                                  (Note 3b)    $ 163,567    $    (880)   $ 162,687

Cost and expenses:
    Cost of revenues                          (Note 3a)      129,998       13,419      143,417
    Research and development                  (Note 3b)       22,488       (4,813)      17,675
    Selling, general and administrative       (Note 3b)       19,337       (1,377)      17,960
    Restructuring costs                                        1,032         --          1,032
                                                           ---------    ---------    ---------
        Total cost and expenses                              172,855        7,229      180,084
                                                           ---------    ---------    ---------

Operating loss                                                (9,288)      (8,109)     (17,397)

Interest income                                                3,344         --          3,344
Interest expense                                                (473)         (18)        (455)
Other income                                                     624         --            624
                                                           ---------    ---------    ---------

Loss before income taxes                                      (5,793)      (8,091)     (13,884)
Income taxes                                                      30         --             30
                                                           ---------    ---------    ---------

Net loss                                                   $  (5,823)   $  (8,091)   $ (13,914)
                                                           ---------    ---------    ---------

Net loss per share:
    Basic                                                  $   (0.56)   $    --      $   (1.33)
    Diluted                                                $   (0.56)   $    --      $   (1.33)

Shares used in computing per share amounts:
    Basic                                                     10,426         --         10,426
    Diluted                                                   10,426         --         10,426


         The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Spectrian  Corporation
Notes to Pro Forma  Condensed  Consolidated Financial Statements
(unaudited)
--------------------------------------------------------------------------------

1. On December 29, 2000, the Company completed the sale of its semiconductor division, UltraRF, to Cree, Inc. ("Cree") for 1,815,000 shares of common stock of Cree plus common stock with a guaranteed realizable value of $30 million. Cree common stock was valued at $35.53 at the date of sale. Cree purchased the assets of UltraRF and assumed certain of its external liabilities as a result of the disposition. As part of the definitive agreement, the Company and Cree entered into a two-year supply agreement under which Spectrian is obligated to purchase from Cree an aggregate of $58 million of semiconductors. In the event Spectrian fails to make these purchases it is obligated to pay Cree the amount of the shortfall. Accordingly, Spectrian will defer $58 million of the gain on sale of UltraRF and recognize it in future periods as the related purchase commitments to Cree are fulfilled.

2. The pro forma condensed balance sheet reflects the effects of the sale of UltraRF as if it had been consummated on October 1, 2000 (in thousands):

       a.     Increase in short-term investments

              Increase in short-term investments                   $  87,713
              Increase in restricted short-term investments            6,790
                                                                   ---------

                                                                   $  94,503
                                                                   ---------


       b.     Net gain on sale of UltraRF
              Total amount due from Cree                          $  94,503
              Net book value of inventory                            (6,363)
              Net book value of property and equipment               (7,302)
              Net book value of third party accounts receivables       (277)
              Net book value of other assets                           (233)
              Net book value of liabilities assumed by Cree           1,490
              Transaction expenses*                                 (12,117)
                                                                  ----------
              Gross gain on sale of UltraRF                          69,701
              Less: Amount deferred due to supply
                agreement                                           (58,000)
                                                                  ----------
                     Net gain on sale of UltraRF                  $  11,701
                                                                  ----------


              * Transaction expenses consist principally of fees to the Company's financial advisors and certain legal and accounting fees.

3. The pro forma condensed statement of operations assumed that the sale of UltraRF had been consummated on April 1, 1999.

       a. The increase in cost of revenues of $4,268,000 for the six months ended October 1, 2000 and $13,419,000 for the year ended March 31, 2000, respectively, reflects the profit on intercompany sales from UltraRF to Spectrian, which was previously eliminated in the consolidated financial statements of the Company.

       b. Following the close of the sale of UltraRF, the Company will no longer have revenues related to sales of the UltraRF products to third party customers. The pro forma condensed statement of operations has been adjusted to eliminate the net revenues and operating expenses which the Company believes (i) are directly attributable to the UltraRF business and (ii) will not continue after the completion of the sale of UltraRF. These amounts include the costs directly incurred by UltraRF and rents for facilities occupied by UltraRF which are being subleased to UltraRF by Spectrian.

Spectrian  Corporation
Notes to Pro Forma Condensed Consolidated Financial Statements (Continued) (unaudited)
--------------------------------------------------------------------------------


              Under agreement between Spectrian and Cree, Spectrian is obligated to buy certain minimum quantities of semiconductors from Cree for a period of 24 months. Additionally, as a result of the sale, Spectrian's cost of semiconductors will increase by profits made by UltraRF on its sales to Spectrian as such profits would now belong to Cree. The effect of this change has been reflected in the pro forma statements of operations.

4. Spectrian currently estimates that it will pay income tax of approximately $5 million as a result of the sale of UltraRF after utilization of net operating losses carryforwards and certain tax credits. This payment has been reflected in the deferred tax asset and income tax payable account.

5. The pro forma condensed consolidated statements of operations has been prepared for continuing operations and, therefore, do not give effect to the gain from the sale of UltraRF.

6. The actual impact of the sale of UltraRF could differ from that shown above due to an adjustment to the proceeds from the sale for the net increase or decrease in net assets of UltraRF between October 1, 2000 and the closing date, being December 29, 2000, of the sale.

         (c)        Exhibits.

         2.1        Asset Purchase Agreement dated as of November 20, 2000 among
                    Cree,   Inc.,   Zoltar   Acquisition,   Inc.  and  Spectrian
                    Corporation. *

         99.1       Press Release dated January 2, 2001.

-------------------------

* Certain schedules and attachments have been omitted from this filing pursuant to Item 601(6)(2). A list of omitted schedules and attachments is attached to the agreement. Registrant hereby agrees to furnish supplementally to the commission a copy of any omitted schedule or attachment upon request.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Spectrian Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SPECTRIAN CORPORATION



                                      By: /s/  Michael D. Angel
                                          -------------------------------------
                                           Michael D. Angel
                                           Executive Vice President,
                                           Finance and Administration,
                                           Chief Financial Officer and
                                           Secretary



Date: January 16, 2001

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

2.1               Asset Purchase  Agreement  dated as of November 20, 2000 among
                  Cree,   Inc.,   Zoltar   Acquisition,   Inc.   and   Spectrian
                  Corporation.*

99.1              Press Release of Spectrian Corporation, dated January 2, 2000.

-------------------------

* Certain schedules and attachments have been omitted from this filing pursuant to Item 601(6)(2). A list of omitted schedules and attachments is attached to the agreement. Registrant hereby agrees to furnish supplementally to the commission a copy of any omitted schedule or attachment upon request.